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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): September 6, 2001



                          RELIABLE POWER SYSTEMS, INC.,
               Formerly known as Dencor Energy Cost Controls, Inc. (Exact name of registrant as specified in charter)



            COLORADO                      0-9255                 84-0658020
  (State or other jurisdiction       (Commission File           (IRS Employer
of incorporation or organization)         Number)            Identification No.)



                                399 Perry Street
                                   Suite 300
                          Castle Rock, Colorado 80104
              (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (720) 733-8970





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                                    FORM 8-K
                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                          of the Securities Act of 1934

Item 1.  Changes in Control of Registrant.

Not Applicable

Item 2.  Acquisition or Disposition of Assets.

Not Applicable

Item 3.  Bankruptcy or Receivership.

Not Applicable

Item 4.  Changes in Registrant's Certifying Accountant.

Not Applicable

Item 5.  Other Events

On September 6, 2001 the Company received a purchase order from a multinational telecommunications equipment company for delivery of Harsh Environment Uninterruptible Power Supply Units. The total purchase price for the purchase order is approximately $1.4 million.

On August 9, 2001 the Company entered into a master purchase agreement with a major wireless service provider for delivery of Harsh Environment Uninterruptible Power Supply units. On September 11, 2001 the Company received a purchase order for approximately $1.4 million under this agreement. This agreement allows the Company to supply Harsh Environment Uninterruptible Power Supply units to the wireless service provider under this agreement until July 8, 2006.

Item 6.  Resignation of Registrant's Directors.

Not Applicable

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibit 99.1  Press Release of the Company dated September 10, 2001

Exhibit 99.2  Press Release of the Company dated September 19, 2001

Item 8.  Change in Fiscal Year.

Not Applicable

Item 9.  Sales of Equity Securities Pursuant to Regulation S.

Not Applicable


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


September 21, 2001                           /s/ Jerry A. Mitchell
                                            ------------------------------
                                                   (Signature)

                                                 Jerry A. Mitchell
                                              Vice President of Finance,
                                                Chief Financial Officer


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                               INDEX TO EXHIBITS



EXHIBIT
NUMBER         DESCRIPTION
-------        -----------
 99.1          Press Release of the Company dated September 10, 2001

 99.2          Press Release of the Company dated September 19, 2001